CUSIP No. 751028101	Page 9 of 10 Pages

EXHIBIT 2

The following table sets forth all transactions with respect to Shares effected since June 22, 2012, by the Reporting Persons on behalf of the Corvex Funds in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on August 22, 2012. Except as otherwise noted below, all such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per share prices.

NATURE OF TRANSACTION	DATE OF TRANSACTION	AMOUNT OF SECURITIES		PRICE PER SHARE/PREMIUM PER OPTION
Open Market Purchase Transaction	7/9/2012	34,077		$66.8894
Open Market Purchase Transaction	7/13/2012	8,900		$62.3326
Open Market Purchase Transaction	7/13/2012	6,299		$62.3214
Open Market Purchase Transaction	7/13/2012	49,093		$61.9848
Open Market Purchase Transaction	7/13/2012	5,500		$62.3466
Open Market Purchase Transaction	7/16/2012	39,007		$61.0644
Open Market Purchase Transaction	7/17/2012	56,048		$60.9361
Open Market Purchase Transaction	7/17/2012	65,000		$60.9399
Open Market Purchase Transaction	7/20/2012	50,000		$61.495
Open Market Purchase Transaction	8/2/2012	150,000		$61.9375
Open Market Purchase Transaction	8/7/2012	50,000		$64.435
Purchase of Call Options	7/19/2012	72,800	(1)	$19.5417	(3)
Purchase of Call Options	7/20/2012	39,700	(1)	$19.0913	(3)
Purchase of Call Options	7/23/2012	179,000	(1)	$18.0909	(3)
Purchase of Call Options	7/24/2012	100,000	(1)	$17.5526	(3)
Purchase of Call Options	7/25/2012	126,600	(1)	$17.1208	(3)
Purchase of Call Options	7/26/2012	106,000	(1)	$17.3443	(3)
Purchase of Call Options	7/27/2012	10,100	(1)	$17.674	(3)
Purchase of Call Options	8/1/2012	53,600	(1)	$18.006	(3)
Purchase of Call Options	8/2/2012	75,600	(1)	$19.3486	(3)
Purchase of Call Options	8/3/2012	43,300	(1)	$21.2558	(3)
Purchase of Call Options	8/6/2012	57,587	(1)	$21.7162	(3)
Purchase of Call Options	8/7/2012	12,961	(1)	$21.8852	(3)
Purchase of Call Options	8/8/2012	100,000	(1)	$21.8129	(3)
Purchase of Call Options	8/9/2012	49,000	(2)	$21.5642	(3)
Purchase of Call Options	8/10/2012	70,000	(2)	$21.1973	(3)
Purchase of Call Options	8/13/2012	20,000	(2)	$22.1587	(3)
Purchase of Call Options	8/14/2012	55,000	(2)	$22.3601	(3)
Purchase of Call Options	8/15/2012	50,000	(2)	$22.9341	(3)
Purchase of Call Options	8/16/2012	100,000	(2)	$24.3644	(3)
Purchase of Call Options	8/17/2012	38,000	(2)	$24.9674	(3)
Purchase of Call Options	8/20/2012	145,000	(2)	$25.3522	(3)
Purchase of Call Options	8/21/2012	110,000	(2)	$25.7584	(3)
Purchase of Call Options	8/22/2012	100,000	(2)	$25.6375	(3)
Sale of Put Options	7/19/2012	72,800	(4)	$0.01	(6)
Sale of Put Options	7/20/2012	39,700	(4)	$0.01	(6)
Sale of Put Options	7/23/2012	179,000	(4)	$0.01	(6)
Sale of Put Options	7/24/2012	100,000	(4)	$0.01	(6)
Sale of Put Options	7/25/2012	126,600	(4)	$0.01	(6)

CUSIP No. 751028101	Page 10 of 10 Pages

NATURE OF TRANSACTION	DATE OF TRANSACTION	AMOUNT OF SECURITIES		PRICE PER SHARE/PREMIUM PER OPTION
Sale of Put Options	7/26/2012	106,000	(4)	$0.01	(6)
Sale of Put Options	7/27/2012	10,100	(4)	$0.01	(6)
Sale of Put Options	8/1/2012	53,600	(4)	$0.01	(6)
Sale of Put Options	8/2/2012	75,600	(4)	$0.01	(6)
Sale of Put Options	8/3/2012	43,300	(4)	$0.01	(6)
Sale of Put Options	8/6/2012	57,587	(4)	$0.01	(6)
Sale of Put Options	8/7/2012	12,961	(4)	$0.01	(6)
Sale of Put Options	8/8/2012	100,000	(4)	$0.01	(6)
Sale of Put Options	8/9/2012	49,000	(5)	$0.01	(6)
Sale of Put Options	8/10/2012	70,000	(5)	$0.01	(6)
Sale of Put Options	8/13/2012	20,000	(5)	$0.01	(6)
Sale of Put Options	8/14/2012	55,000	(5)	$0.01	(6)
Sale of Put Options	8/15/2012	50,000	(5)	$0.01	(6)
Sale of Put Options	8/16/2012	100,000	(5)	$0.01	(6)
Sale of Put Options	8/17/2012	38,000	(5)	$0.01	(6)
Sale of Put Options	8/20/2012	145,000	(5)	$0.01	(6)
Sale of Put Options	8/21/2012	110,000	(5)	$0.01	(6)
Sale of Put Options	8/22/2012	100,000	(5)	$0.01	(6)
Purchase of Put Options	7/27/2012	100,000	(7)	$2.25	(8)

(1)	Represents shares underlying American-style call options purchased in the over the counter market. These call options expire on July 24, 2013.

(2)	Represents shares underlying American-style call options purchased in the over the counter market. These call options expire on August 30, 2013.

(3)	This amount represents the cost of an applicable American-style call option to purchase one Share. The per share exercise price of these call options is $42.50. This exercise price will be adjusted to account for any dividends or other distributions declared by the Issuer prior to exercise of the options.

(4)	Represents shares underlying European-style put options sold in the over the counter market. These put options expire on the earlier of July 24, 2013 or the date on which the corresponding American-style call option described above in footnote 1 is exercised.

(5)	Represents shares underlying European-style put options sold in the over the counter market. These put options expire on the earlier of August 30, 2013 or the date on which the corresponding American-style call option described above in footnote 2 is exercised.

(6)	This amount represents the proceeds received from an applicable European-style put option to sell one Share. The per share exercise price of these put options is $42.50. This exercise price will be adjusted to account for any dividends or other distributions declared by the Issuer prior to exercise of the options.

(7)	Represents shares underlying American-style put options purchased in the open market. These put options expired on August 18, 2012.

(8)	This amount represents the cost of an applicable American-style put option to purchase one Share. The per share exercise prices of these put options was $57.50.